                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        STANDARD MOTOR PRODUCTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
MAY 22, 1997

                                                                  April 22, 1997

To the Shareholders of
STANDARD MOTOR PRODUCTS, INC.:


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of STANDARD MOTOR PRODUCTS, INC. (the "Company") will be held at the offices of The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, on Thursday, the 22nd day of May, 1997 at 2:00 o'clock in the afternoon (New York
Time) for the following purposes:

         1. To consider and vote upon a proposal to amend the Company's 1994 Omnibus Stock Option Plan to increase the number of shares of the Company's Common Stock available for issuance thereunder by 600,000 shares.

         2. To elect eleven directors of the Company, all of whom shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified; and

         3. To transact such other business as may properly come before the meeting.

         Whether or not you plan to attend the Meeting, please vote, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and return it to the Company, in the preaddressed envelope, to which no postage need be affixed, if mailed in the United States.



                                              By Order of the Board of Directors

                                                                     SANFORD KAY

                                                                       Secretary


ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS
ON APRIL 11, 1997 WILL BE ENTITLED TO NOTICE OF OR TO VOTE AT
THE MEETING, OR ANY ADJOURNMENT THEREOF

STANDARD MOTOR PRODUCTS, INC.                       37-18 NORTHERN BOULEVARD -
                                                    LONG ISLAND CITY, N.Y. 11101


MANAGEMENT PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS, MAY 22, 1997


    This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Standard Motor Products, Inc. (the "Company") for use at the annual meeting of the shareholders of the Company to be held on May 22, 1997, or at any adjournment thereof. Proxy material is being mailed on or about April 22, 1997 to the Company's approximately 870 shareholders of record. The total number of shares outstanding and entitled to vote on April 11, 1997, is:

    Common Stock  . . . . . . .   13,130,560

The purposes of the annual meeting are: (1) to consider and vote upon a proposal to amend the Company's 1994 Omnibus Stock Option Plan to increase the number of shares of the Company's Common Stock available for issuance thereunder by 600,000 shares (2) to elect eleven directors, and (3) to transact such other business as may properly come before the meeting and at any adjournment thereof.

PROPOSAL 1: AMENDMENT OF THE COMPANY'S 1994
OMNIBUS STOCK OPTION PLAN:

    The Board of Directors and its Compensation Committee believe that the Company's long-term success is dependent upon its ability to attract and retain outstanding individuals and to motivate them to exert their best efforts on behalf of the Company's shareholders. The Board and the Committee believe that a stock option plan is instrumental in fulfilling these goals. However, except for 1,000 shares, all shares made available for issuance under the previously approved 1994 Omnibus Stock Option Plan have been fully utilized. Accordingly, the Board and its Compensation Committee have approved and propose to the Company's shareholders an amendment to the 1994 Omnibus Stock Option Plan ("The Plan") increasing the number of shares available for issuance thereunder by 600,000.


SUMMARY OF MATERIAL PROVISIONS OF THE PLAN.

    The amended Plan will authorize 600,000 shares of the Company's Common Stock be made available for the grant of either incentive stock options or non-qualified stock options. Unless sooner terminated by the Board of Directors, the Plan would terminate on May 22, 2007.

    No individual grant can exceed 50,000 shares. The Plan will be administered by the Compensation Committee, none of the members of which is eligible to participate in the Plan. The Committee has the power and complete discretion to determine when to grant option awards, which eligible employees will receive option awards, and the number of shares to be allocated to each option award. The Committee may impose conditions on the exercise of options and may impose such other restrictions and requirements as it may deem appropriate. Officers and other key management employees of the Company and its subsidiaries will be eligible to receive grants under the Plan.

    If a grant is canceled, terminates or lapses unexercised, any such shares allocable to that grant may be subjected again to a new grant. Adjustments will be made in the number of shares which may be issued under the Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding shares of Common Stock or the future creation or issuance to stockholders generally of rights, options or warrants for the purchase of Common Stock or Preferred Stock.

    Stock option grants under the Plan may be either incentive stock options or non-qualified stock options. No more than one grant may be made to an individual in any calendar year. Incentive stock options qualify for favorable income tax treatment under the Internal Revenue Code, while non-qualified stock options do not. The option price of Common Stock covered by a stock option may not be less than 100% of the fair market value of the Common Stock on the date of the option grant. The value of incentive stock options, based on the exercise price, that can be exercisable for the first time in any calendar year under the Plan is limited by the Internal Revenue Code to $100,000.

    Options may only be exercised at such times as may be specified by the Compensation Committee. The minimum period of time from date of grant that an option vests (exercisable) is twelve months and all options are exercisable for a period of five years from the date of vesting. Option grants may be fully exercisable (vest) at one point in time or may have graded exerciseability (vesting) in which case exerciseability will occur over a period of years. The Compensation Committee may require that, for stock option grants in excess of a specified number of shares, an optionee must directly own shares of the Company's Common Stock whose fair market value bears a predetermined relationship to the optionee's base salary, up to a maximum of 50% of the optionee's base salary. Exerciseability may be accelerated by the Compensation Committee at any time after grant, and is accelerated automatically upon the death or disability of the optionee. Upon termination of employment other than for cause, an optionee will have ninety days to exercise any option grant that is vested. Any option grant not exercised within that time period will be forfeited. Forfeiture will automatically occur if the optionee's employment with the Company is terminated for cause.

    Upon exercise, optionees may acquire their shares by paying the exercise price to the Company in cash; by delivering or causing to be withheld from the option shares, shares of the Company's Common Stock the value of which is equal to the exercise price or by delivering an exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds from the option shares to pay the exercise price.

    The Plan provides that options would become immediately and fully exercisable upon a Change in Control. For purposes of the Plan, a "Change in Control" occurs principally (i) when a person (or group of persons acting in concert) acquires 25% or more of the Company's Common Stock (other than those presently holding such amount), (ii) when there is a change in the composition of a majority of the Board of Directors when compared with those who are currently serving or (iii) when the stockholders of the Company approve a reorganization, merger, consolidation or other transaction as a result of which the Company or a Subsidiary is not the surviving entity.

    No option may be sold, transferred, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution. All rights granted to a participant under the Plan shall be exercisable during his lifetime only by such participant, or his guardians or legal representatives.

    The Compensation Committee may amend the Plan in such respects as it deems advisable except that it may not (1) grant an option at a price that is less than 100% of the fair market value of the Company's Common Stock on the date of the option grant, (2) grant an individual option in excess of 50,000 shares of the Company's Common Stock and (3) change the vesting requirement to be less than twelve months from date of grant. The shareholders of the Company must approve any amendment that would (i) materially increase the number of shares of Common Stock that may be issued under the Plan, or (ii) materially modify the requirements of eligibility for participation in the Plan. Stock option grants under the Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the Plan.

FEDERAL INCOME TAX CONSEQUENCES

    An optionee will not incur Federal income tax liability when he or she is granted an incentive stock option or a non-qualified stock option.

    Upon exercise of an incentive stock option, an optionee generally will not recognize income, unless he or she is subject to the alternative minimum tax. Upon exercise of a non-qualified stock option, an optionee generally will recognize compensation income, which is subject to income tax withholding by the Company, equal to the difference between the fair market value of the Common Stock on the date of the exercise and the option price.

    The Company usually will be entitled to a tax deduction at the time and in the amount that the optionee recognizes ordinary compensation income in connection therewith. As stated above, this usually occurs upon exercise of non-qualified options. No deduction is allowed in connection with an incentive stock option, unless the employee disposes of Common Stock received upon exercise in violation of the holding period requirements.

    This summary of Federal income tax consequences of non-qualified stock options and incentive stock options does not purport to be complete, and is based upon interpretations of the existing laws, regulations and rulings which could be materially altered with enactment of any new tax legislation. There may also be state and local income taxes applicable to these transactions.

    The Board of Directors believes that approval of the amendment to the 1994 Omnibus Stock Option Plan increasing the number of shares available for issuance thereunder by 600,000 is in the best interests of all shareholders and recommends a vote "for" this Proposal.

    The favorable vote of the holders of a majority of the shares of Common Stock represented at the meeting is needed to approve this Proposal No. 1.


PROPOSAL 2. ELECTION OF DIRECTORS

    At the annual meeting, eleven directors are to be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. Unless otherwise specified in the proxy, the shares represented by the proxy hereby solicited will be voted by the persons designated as proxies for the persons named below, all of whom are now directors of the Company. Should any of these nominees become unable to accept nomination or election (which is not anticipated), it is the intention of the persons designated as proxies to vote for the election of the remaining nominees named and for such substitute nominees as the management may recommend.

    The nominees are: Bernard Fife, Nathaniel L. Sills, John L. Kelsey, Robert
J. Swartz, William H. Turner, Lawrence I. Sills, Arthur D. Davis, Robert M. Gerrity, Arthur S. Sills, Marilyn F. Cragin and Andrew M. Massimilla.


INFORMATION WITH RESPECT TO NOMINEES AND MAJOR
SHAREHOLDERS

    Information with respect to each nominee is set forth in Chart "A" on page
4. Additional information with respect to major shareholders of the Company, including their percentage ownership in the Company's voting stock is set forth in Chart "B" on page 5.

    Shares of Common Stock of the Company owned outright by Bernard Fife together with shares held as trustee for or owned by Fife family members aggregate 2,412,049 shares (18.4%). Shares of the Common Stock of the Company owned outright by Nathaniel L. Sills, together with shares held as trustee for or owned by Sills family members aggregate 2,563,195 shares (19.5%). The 244,125 shares of Common Stock owned by charitable foundations of which Messrs. Fife and Sills are trustees represent 1.9% of the total outstanding voting securities of the Company.

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Common Stock of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996 all Section 16(a) filing requirements applicable to its officers and directors were complied with except that Mr. John Gethin, Vice President - General Manager EIS Brake Parts Division, who became an officer of the Company in 1996, filed a report, approximately one month late, regarding the purchase of 900 shares of the Company's Common Stock in August 1996.

                      CHART A--INFORMATION ABOUT NOMINEES

                                                                                              HAS          SHARES OF COMMON STOCK
                                               OFFICE WITH COMPANY AND                      SERVED       BENEFICIALLY OWNED DIRECTLY
                                                PRINCIPAL OCCUPATION                      AS DIRECTOR        OR INDIRECTLY AS OF
          NAME                    AGE        DURING THE PAST FIVE YEARS                      SINCE             MARCH 15, 1997*
------------------------------------------------------------------------------------------------------------------------------------
Bernard Fife  . . . . . . .       81      Co-Chairman and Director of the Company             1947             239,520 (1)(2)
                                                                                                               318,632 (3)(4)
Nathaniel L. Sills  . . . .       89      Co-Chairman and Director of the Company             1946             139,880 (1)(5)
                                                                                                               335,507 (3)(6)
Marilyn F. Cragin . . . . .       44      Director of the Company (8)                         1995             554,449
                                                                                                                57,475 (3)
                                                                                                                19,400 (7)
Arthur S. Sills . . . . . .       53      Director of the Company (9)                         1995             483,147
                                                                                                                36,667 (3)
                                                                                                                34,724 (7)
Lawrence I. Sills . . . . .       57      President and Director of the Company (10)          1986             512,385 (1)
                                                                                                                36,666 (3)

Arthur D. Davis . . . . . .       49      Director of the Company (11)                        1986              45,879 (1)
                                                                                                                60,982 (3)
John L. Kelsey  . . . . . .       71      Director of the Company                             1964               1,420

Robert J. Swartz  . . . . .       71      Director of the Company                             1992                 295
                                            Former Senior Partner of KPMG Peat Marwick
                                              LLP (12)
William H. Turner . . . . .       57      Director of the Company                             1990               1,295
                                            President and Co-CEO
                                            Franklin Electronic Publishers, Inc. (13)
Robert M. Gerrity . . . . .       59      Director of the Company                             1996                 295
                                            Chairman & CEO, Antrim Group, Inc. (14)
Andrew M. Massimilla  . . .       55      Director of the Company                             1996                 259
                                            Business Consultant (15)
------------------------------------------------------------------------------------------------------------------------------------

 (1)  Excludes allocated shares held by Trustees under the Company's ESOP.
 (2)  Excludes 112,063 shares of Common Stock held in the Fife Family
      Foundation.
 (3) Shares are subject to family trusts in which beneficial ownership is disclaimed.
 (4)  Nathaniel L. Sills is co-trustee.
 (5)  Excludes 132,062 shares of Common Stock held in the Sills Family
      Foundation.
 (6)  Bernard Fife is co-trustee.
 (7)  Held as custodian for minor children.
 (8) Marilyn F. Cragin is an adult daughter of Bernard Fife. She is co-owner of an art gallery. Prior to that she was a practicing psychotherapist. She was elected a Director of the Company on October 18, 1995.
 (9) Arthur S. Sills is an adult son of Nathaniel L. Sills and a brother of Lawrence I. Sills. He has been an educator and administrator for more than twenty years. He was elected a Director of the Company on October 18, 1995.
(10) Lawrence I. Sills is an adult son of Nathaniel L. Sills. He was appointed President of the Company in May 1986. Prior to that, and since 1983, he had been Vice President, Operations of the Company
(11) Arthur D. Davis is an adult son-in-law of Bernard Fife. He was appointed Vice President, Materials Management of the Company in May 1986 and held that position until January 1989 when he resigned this position.
(12) Mr. Swartz was a senior partner in the accounting firm KPMG Peat Marwick LLP (and predecessor firms) for more than five years. On March 31, 1991 Mr. Swartz retired from KPMG Peat Marwick LLP and is currently working as an independent financial consultant. He is also a director of Victoria Creations, Inc., United Merchants & Manufacturers, Inc. and Bed Bath & Beyond, Inc.
(13) Mr. Turner assumed his present position on October 1, 1996. Prior to that date he was Vice Chairman, Chase Manhattan Bank, and its predecessor Chemical Banking Corporation. He is also a director of Franklin Electronic Publishers, Inc. and The Park Avenue Bank.
(14) Mr. Gerrity has been the Chairman & CEO of the Antrim Group Inc. since 1996. Prior to that he was the Vice Chairman of New Holland, n.v. He is also a director of Rubbermaid Inc., Harnischfeger Industries Inc. and Libralter Engineering Systems Inc. He was elected a Director of the Company on July 18, 1996.
(15) Mr. Massimilla is presently a business consultant. He held the positions of Consultant and Managing Director of the Henley Group & Affiliated Companies from 1989 to 1995. He was elected a Director of the Company on October 17, 1996.

* Mr. Bernard Fife, Mr. Nathaniel L. Sills, Mr. Larry I. Sills, Mr. Arthur S. Sills and Mrs. Marilyn F. Cragin disclaim beneficial ownership of securities with respect to which their ownership is specified to be indirect.

        CHART B--HOLDINGS OF MANAGEMENT AND HOLDERS OF 5% OR MORE OF ANY
                    CLASS OF THE COMPANY'S VOTING SECURITIES

                                                                                            AMOUNT AND
                                                                                             NATURE OF
                                                                                             BENEFICIAL
                                     TITLE OF              ADDRESS OF                        OWNERSHIP            PERCENT OF
                                       CLASS            BENEFICIAL OWNER               AS OF MARCH 15, 1997*        CLASS
--------------------------------------------------------------------------------------------------------------------------------
Bernard Fife  . . . . . . . . . .     Common        37-18 Northern Boulevard                239,520 (1)(2)           1.82
                                                    Long Island City, N.Y.                  318,632 (3)(4)           2.43
Nathaniel L. Sills  . . . . . . .     Common        37-18 Northern Boulevard                139,880 (1)(5)           1.07
                                                    Long Island City, N.Y.                  335,507 (3)(6)           2.56
Lawrence I. Sills (8) . . . . . .     Common        37-18 Northern Boulevard                512,385 (1)              3.90
                                                    Long Island City, N.Y.                   36,666 (3)               .28
Arthur D. Davis (9) . . . . . . .     Common        37-18 Northern Boulevard                 45,879 (1)               .35
                                                    Long Island City, N.Y.                   60,982 (3)               .46
Marilyn F. Cragin (10)  . . . . .     Common        37-18 Northern Boulevard                554,449                  4.22
                                                    Long Island City, N.Y.                   57,475 (3)               .44
                                                                                             19,400 (7)               .15
Arthur S. Sills (11)  . . . . . .     Common        37-18 Northern Boulevard                483,147                  3.68
                                                    Long Island City, N.Y.                   36,667 (3)               .28
                                                                                             34,724 (7)               .26
John L. Kelsey  . . . . . . . . .     Common        P.O. Box 8264                             1,420                   .01
                                                    Vero Beach, FL
William H. Turner . . . . . . . .     Common        One Franklin Plaza                        1,295                   .01
                                                    Burlington, N.J.
Robert J. Swartz  . . . . . . . .     Common        1500 Palisade Avenue                        295                     -
                                                    Fort Lee, NJ.
Robert M. Gerrity . . . . . . . .     Common        114 Division Street                         295                     -
                                                    Bellaire, MI
Andrew M. Massimilla  . . . . . .     Common        One Peninsula Dr.                           259                     -
                                                    Stratham, NH
Directors and Officers as a
Group (twenty persons)  . . . . .                                                         2,919,533 (1)             22.23

Glickenhaus & Co. . . . . . . . .     Common        Six East 43rd St.                     1,276,600                  9.72
                                                    New York, N.Y.
Lazard Freres & Co. . . . . . . .     Common        One Rockefeller Plaza                   768,685                  5.85
                                                    New York, N.Y.
Gabelli Funds, Inc. . . . . . . .     Common        One Corporate Center                  1,094,200                  8.33
                                                    Rye, N.Y.
--------------------------------------------------------------------------------------------------------------------------------

 (1)  Excludes allocated shares held by Trustees under the Company's ESOP.
 (2)  Excludes 112,063 shares of Common Stock held in the Fife Family
      Foundation.
 (3) Shares are subject to family trusts in which beneficial ownership is disclaimed.
 (4)  Nathaniel L. Sills is co-trustee.
 (5)  Excludes 132,062 shares of Common Stock held in the Sills Family
      Foundation.
 (6)  Bernard Fife is co-trustee.
 (7)  Held as custodian for minor children.
 (8)  Lawrence I. Sills is an adult son of Nathaniel L. Sills.
 (9)  Arthur D. Davis is an adult son-in-law of Bernard Fife.
(10)  Marilyn F. Cragin is an adult daughter of Bernard Fife.
(11) Arthur S. Sills is an adult son of Nathaniel L. Sills and a brother of Lawrence I. Sills.
* Mr. Bernard Fife, Mr. Nathaniel L. Sills, Mr. Arthur S. Sills and Mrs. Marilyn F. Cragin disclaim beneficial ownership of securities with respect to which their ownership is specified to be indirect.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS
COMMITTEES

    In the last full fiscal year the total number of meetings of the Board of Directors, including regularly scheduled and special meetings was six.

    The Company has a Compensation Committee and an Audit Committee of the Board of Directors, each consisting of five independent outside directors. The members of both committees are John L. Kelsey, Robert J. Swartz, William H. Turner, Robert M. Gerrity and Andrew M. Massimilla. The Compensation Committee's function is to approve the compensation packages (salary and bonus) of the Company's Executive Officers, to administer the Company's Stock Option Plan and to review the Company's overall compensation policies. The Compensation Committee was established in late 1992 and held three meetings in 1996. The Audit Committee recommends to the Board of Directors the engagement of the independent auditors of the Company and reviews with the independent auditors the scope and results of the Company's audits, the professional services furnished by independent auditors to the Company and their Management Letter with comments on the Company's internal accounting controls. The Audit Committee met three times in 1996. The Company does not have a nominating committee charged with the search for and recommendation to the Board of potential nominees for Board positions. This function is performed by the Board as a whole, which considers all recommendations for potential nominees.

    Directors who are not officers or related to officers were paid a retainer of $15,000 consisting of cash remuneration of $10,000 and shares of the Company's Common Stock valued at $5,000 as of the date of the 1996 Annual Meeting of Shareholders. In addition, pursuant to the Company's Independent Outside Directors' Stock Option Plan, these directors each receive an annual stock option grant of 1,000 shares of the Company's Common Stock as of the date of each year's Annual Meeting of Shareholders. Directors who are not officers or related to officers receive $1,000 for each Regular, Audit Committee and Compensation Committee meeting they attend. Marilyn F. Cragin, Arthur D. Davis and Arthur S. Sills receive $500 for each meeting they attend. All other directors receive no payment for the fulfillment of their directorial responsibilities.

CERTAIN TRANSACTIONS

    During the year 1996, the Company, from time to time, borrowed monies on a short-term basis from the Chase Manhattan Bank under a line of credit. Such borrowings were evidenced by notes which bore interest at rates which varied between 5.72% and 7.08% per annum depending on the time of the borrowing. In 1996 the Company had no compensating balance requirements from Chase Manhattan Bank. Short-term borrowing from Chase Manhattan Bank fluctuated from $0 to $30,000,000. The largest principal amount of such notes outstanding at any month-end during the year was $30,000,000. The aggregate amount of interest paid to Chase Manhattan Bank during the year was approximately $889,000.

    In addition, on March 10, 1989 the Company entered into an agreement with Chemical Bank (subsequently merged with Chase Manhattan Bank) to finance the purchase, on the open market, of 1,000,000 shares of the Company's Common Stock in connection with the Company's Employee Stock Ownership Plan (ESOP) which was established in January 1989. Under this agreement the Company borrowed $16,729,000 payable in equal installments through 1998. As of December 1991, Chemical Bank and NBD Bank, N.A. entered into an Assignment Agreement wherein Chemical Bank assigned all of its right, title and interest in the March 10, 1989 ESOP financing agreement to NBD Bank, N.A. At April 22, 1997, the Company's indebtedness to NBD Bank, N.A. under this agreement was $1,673,571. Interest on this loan agreement is the lower of 91% of the prime rate, or 91% of the "LIBOR" plus 1.092%. The Company and Chase Manhattan Bank are parties to an interest rate swap agreement to reduce the impact of changes in interest rates on the ESOP loan agreement. The swap agreement modifies the interest rate on loan agreement notional indebtedness adjusting favorably or unfavorably for the spread between 77.52% of the 3-month reserve unadjusted "LIBOR" and 7.69%.

    During 1996 three executive officers, Steven Brown, Vice President and General Manager, Champ Division, Joseph G. Forlenza, Vice President and General Manager, Standard Division, and Stanley Davidow, Vice President and General Manager, Four Seasons Division were indebted to the Company as a result of loans made by the Company to these officers. In 1994, officers of the Company were granted stock options under the Company's 1994 Omnibus Stock Option Plan. These grants required, among other things, that the grantees attain, by May 3, 1996, a Common Stock ownership position with a market value equal to 50% of the grantee's base salary. The Compensation Committee permitted the Company to make available to each grantee a loan for up to 75% of his stock ownership requirement at a fixed rate of interest equal to the Company's short term interest rate the day the loan is made. The Committee also required that any loan made for the above purpose must be repaid within four years and must be collateralized by the Common Stock acquired with the loan proceeds.

    In 1996 Mr. Brown borrowed $45,948 for the purchase of the Company's Common Stock to meet the above-mentioned stock ownership requirement. At March 31, 1997, the amount of this indebtedness was $40,908. In addition, Mr. Brown has an outstanding loan balance relating to his 1982 relocation upon employment with the Company. In 1996 the highest amount of this indebtedness was $24,772. At March 31, 1997, the amount of this indebtedness was $18,505.

    In 1994 Mr. Forlenza borrowed $88,875 for the purchase of the Company's Common stock to meet the above-mentioned stock ownership requirement. At March 31, 1997, the amount of this indebtedness was $62,213.

    In 1996 Mr. Davidow borrowed $77,916 for the purchase of the Company's Common stock to meet the above-mentioned stock ownership requirement. At March 31, 1997, the amount of this indebtedness was $73,716.

    During 1996, the Company's Four Seasons Division purchased a portion of its remanufacturing component requirements (approximately $2,800,000) from Recore Automotive, Incorporated. The owner of Recore Automotive is a member of the immediate family of Mr. Stanley Davidow, Vice President and General Manager, Four Seasons Division. The purchases made from Recore Automotive are within the Company's guidelines for transactions with related parties, which requires that any such transactions be conducted on an arm's length basis.

EXECUTIVE COMPENSATION

    The following table sets forth the annual compensation for the Co-Chief Executive Officers and the four other most highly compensated executive officers of the Company.


                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                                    COMPENSATION      ALL OTHER
                                                   ANNUAL COMPENSATION                                 AWARDS        COMPENSATION
                 NAME AND                   ----------------------------------------------------------------------------------------
                 PRINCIPAL                                                            OTHER        STOCK OPTIONS
                 POSITION                     YEAR       SALARY       BONUS      COMPENSATION (1)      GRANTED     (2)        (3)
------------------------------------------------------------------------------------------------------------------------------------
Bernard Fife  . . . . . . . . . . . . . .     1996      $259,000    $ 27,600                              --     $ 3,514   $ 6,774
  Co-Chief Executive Officer,   . . . . .     1995       259,000      26,490                              --       6,835     8,223
  Co-Chairman of the Board and Director .     1994       259,000     130,000                          30,000       9,062    12,858
Nathaniel L. Sills  . . . . . . . . . . .     1996       259,000      27,600                              --      (3,727)    6,774
  Co-Chief Executive Officer,   . . . . .     1995       259,000      26,490                              --      (3,634)    8,223
  Co-Chairman of the Board and Director .     1994       259,000     130,000                          30,000      (2,832)   12,858
Lawrence I. Sills . . . . . . . . . . . .     1996       278,000      92,000                          22,000                14,823
  President, Chief Operating  . . . . . .     1995       278,000      79,470                              --                21,381
  Officer and Director  . . . . . . . . .     1994       278,000     130,000                          30,000                32,716
Joseph G. Forlenza  . . . . . . . . . . .     1996       260,000     115,875                          16,000                15,341
  Vice President/   . . . . . . . . . . .     1995       250,000     100,938                              --                20,958
  General Manager Standard Division   . .     1994       240,000     131,138                          20,000                30,514
Stanley Davidow . . . . . . . . . . . . .     1996       257,000      89,288                          16,000                14,637
  Vice President/   . . . . . . . . . . .     1995       240,000      79,800                              --                18,869
  General Manager Four Seasons Division .     1994       230,000     110,019                          20,000                28,166
Michael J. Bailey . . . . . . . . . . . .     1996       225,000      79,500                          16,000                11,876
  Vice President Finance,   . . . . . . .     1995       210,000      78,596                              --                15,107
  Chief Financial Officer   . . . . . . .     1994       190,000      89,938                          20,000                19,004

(1) Does not include compensation associated with perquisites because such amounts do not exceed the lesser of either $50,000 or 10% of total salary and bonus disclosed.
(2) Includes accruals to fund a widows death benefit program which provides for payments of $2,500 per month (as adjusted for cost of living increases from 1977) payable to the widows of Messrs. B. Fife and N. L. Sills and, in 1992, premiums paid by the Company for life insurance, on the lives of Messrs. B. Fife and N. L. Sills, in the amount of $200,000 each, payable to designated beneficiaries.
(3)  Company contributions to Profit Sharing, 401K, ESOP and SERP programs.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                                            POTENTIAL REALIZABLE
                                                                                                              VALUE AT ASSUMED
                                                                                                              ANNUAL RATES OF
                                                                                                             STOCK APPRECIATION
                                                         INDIVIDUAL GRANTS                                   FOR OPTION TERM (2)
-----------------------------------------------------------------------------------------------------------------------------------
                                                            % OF TOTAL
                                                           OPTIONS/SARS
                                              OPTIONS/      GRANTED TO    EXERCISE OR
                                                SARS       EMPLOYEES IN   BASE PRICE      EXPIRATION
NAME                                         GRANTED (#)    FISCAL YEAR     ($/SH)         DATE (1)          5%           10%
-----------------------------------------------------------------------------------------------------------------------------------
Lawrence I. Sills . . . . . . . . . . . .      22,000           14.5%       $16.25       4/4/02-5/4/05     $98,706     $218,218
Joseph G. Forlenza  . . . . . . . . . . .      16,000           10.5%        16.25       4/4/02-5/4/05      71,786      158,704
Stanley Davidow . . . . . . . . . . . . .      16,000           10.5%        16.25       4/4/02-5/4/05      71,786      158,704
Michael J. Bailey . . . . . . . . . . . .      16,000           10.5%        16.25       4/4/02-5/4/05      71,786      158,704
-----------------------------------------------------------------------------------------------------------------------------------

(1) Stock option grants expire at the rate of 25% of the total grant on April 4th of each year beginning April 4, 2002.
(2) The dollar amounts under these columns are the result of calculations at five percent and ten percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

OPTION EXERCISES AND HOLDINGS

    The following table provides information with respect to option exercises in 1996 by the Named Officers and the value of such Officers' unexercised options at December 31, 1996.

                     AGGREGATED OPTION EXERCISES IN 1996
                     AND DECEMBER 31, 1996 OPTION VALUES


                                                                             NUMBER OF SHARES UNDERLYING     VALUE OF UNEXERCISED
                                                SHARES                         UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS AT
                                             ACQUIRED ON        VALUE              FISCAL YEAR-END            FISCAL YEAR-END (2)
    NAME                                       EXERCISE      REALIZED (1)   EXERCISABLE    UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------------------
Bernard Fife  . . . . . . . . . . . . . .          --              --          25,000           15,000          --           --
Nathaniel L. Sills  . . . . . . . . . . .          --              --          25,000           15,000          --           --
Lawrence I. Sills . . . . . . . . . . . .          --              --          25,000           37,000          --           --
Joseph G. Forlenza  . . . . . . . . . . .          --              --          10,000           26,000          --           --
Stanley Davidow . . . . . . . . . . . . .       5,000           2,435           5,000           26,000          --           --
Michael J. Bailey . . . . . . . . . . . .          --              --          10,000           26,000          --           --
------------------------------------------------------------------------------------------------------------------------------------

(1) Market value of underlying securities on date of exercise, minus the exercise price.
(2) Market value of unexercised options is based on the closing price of the Company's Common Stock on the New York Stock Exchange of $13.875 per share on December 31, 1996 (the last trading day of 1996), minus the exercise price. All of the stock options unexercised at December 31, 1996 have an exercise price per share greater than the market value at December 31, 1996 ($13.875) and are therefore "Out of the Money".

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS


    The Company's Compensation Committee of the Board of Directors was established in late 1992. The Committee is responsible for approving the compensation packages (salary and bonus) of the Company's Executive Officers, for administering the Company's 1994 Omnibus Stock Option Plan and for reviewing the Company's overall compensation policies. These policies include annual base salary, a formal Management by Objective (MBO) Bonus Program and a Stock Option Program.

    Under the MBO Bonus Program, which was instituted in 1987, the bonuses of the Co-Chief Executive Officers and the Chief Operating Officer are based on Company earnings and asset management. The goals of the other executive officers are based one-half on individual goals approved by the Chief Operating Officer and one-half on Company earnings.

    The MBO Bonus Program created a direct connection between Company performance and executive compensation while the executives are given strong incentives for long-term future performance by the granting, from time to time, of stock options. These stock options, which require a holding period before they can be exercised, have value for executives only if the Company's stock price increases above the option grant price, which is set at the market price on the date of each grant.

    As a matter of Company policy, until 1995, the compensation of the current Co-Chief Executive Officers had consisted of a relatively modest base salary, a regular bonus separate from the MBO Program and a bonus under the MBO Program. Beginning in 1995, the payment of a regular bonus was discontinued. As a result, their compensation in 1996, exclusive of MBO bonus, represents a 21% decrease from the 1994 level.

                                    Submitted by:
                                       John L. Kelsey
                                       Robert J. Swartz
                                       William H. Turner
                                       Robert M. Gerrity
                                       Andrew M. Massimilla

                          FIVE YEAR PERFORMANCE GRAPH

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
      FOR STANDARD MOTOR PRODUCTS, INC. S&P 500 INDEX AND A PEER GROUP (1)

                     SMP        S&P       PEER
                                          GROUP
1991                 100        100        100
1992                 137        108        149
1993                 268        118        236
1994                 205        120        170
1995                 163        165        176
1996                 155        199        228



Assumes $100 invested on December 31, 1991 in Standard Motor Products, Inc. Common stock, S&P 500 Index and a Peer Group (1).

* Total Return assumes reinvestment of dividends.


(1) The Peer Group companies consist of Echlin Inc., Federal-Mogul Corporation, Dana Corporation, SPX Corporation, MascoTech, Inc., Genuine Parts Company and Arvin Industries, Inc.

INFORMATION AS TO VOTING SECURITIES

    Holders of shares of Common Stock have the right to one vote for each share registered in their names on the books of the Company as of the close of business on April 11, 1997. On such date 13,130,560 shares of Common Stock were outstanding and entitled to vote.

    The close of business on April 11, 1997 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of, and vote at, the annual meeting of shareholders of the Company to be held on May 22, 1997.


VOTING AND REVOCATION OF PROXIES

    The persons named in the accompanying form of proxy will vote the shares represented thereby, as directed in the proxy, if the proxy appears to be valid on its face and is received on time. In the absence of specific instructions, proxies so received will be voted for the election of the named nominees to the Company's Board of Directors. Proxies are revocable at any time before they are exercised by sending in a subsequent proxy (with the same or other instructions), by appearing at the Annual Meeting of Shareholders and voting in person or by notifying the Company that it is revoked.


METHOD AND EXPENSE OF PROXY SOLICITATION

    The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone by regular employees of the Company at nominal cost.

    The Company does not expect to pay compensation for any solicitation of proxies but may pay brokers and other persons holding shares in their names, or in the names of nominees, their expenses for sending proxy material to principals for the purpose of obtaining their proxies. The Company will bear all expenses in connection with the solicitation of proxies.


INDEPENDENT AUDITORS

    The Board of Directors of the Company has appointed KPMG Peat Marwick LLP to audit the accounts of the Company for the fiscal year ending December 31, l997. Management does not believe it is necessary for shareholders to ratify this appointment due to the satisfactory services of KMPG Peat Marwick LLP, in the prior year. There is no requirement under Federal or New York law that the appointment of independent auditors be approved by shareholders.

    Management's recommendation for the appointment of KMPG Peat Marwick LLP was unanimously approved by the Audit Committee of the Board of Directors consisting of Messrs. Kelsey, Turner, Swartz, Gerrity and Massimilla.


SHAREHOLDER PROPOSALS

    Shareholder proposals intended to be presented at the Company's 1998 Annual Meeting of Shareholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, must be received at the Company's offices in Long Island City, New York, by January 6, 1998 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.


GENERAL

    The Company's 1996 Annual Report has been mailed to shareholders. A copy of the Company's Annual Report on Form 10-K will be furnished to any shareholder who requests the same free of charge (except for Exhibits thereto for which a nominal fee covering reproduction and mailing expenses will be charged.)


OTHER MATTERS

    As of the date of this proxy statement, the management knows of no matters other than Proposal 1 and the election of directors to come before the meeting. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote all proxies not marked to the contrary in accordance with their judgment on such matters.


                                              By Order of the Board of Directors





                                                                     SANFORD KAY
                                                                       Secretary




Dated: April 22, 1997

[STANDARD LOGO]


                         STANDARD MOTOR PRODUCTS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of STANDARD MOTOR PRODUCTS, INC. (the "Company") hereby appoints BERNARD FIFE and NATHANIEL L. SILLS, as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and vote as designated below, all of the shares of the Company's Common Stock held of record by the undersigned on April 11, 1997 at the annual meeting of shareholders of the Company to be held on May 22, 1997, or at any adjournment thereof.

1. To consider and vote upon a proposal to amend the Company's 1994 Omnibus Stock Option Plan to increase the number of shares of the Company's Common Stock available for issuance thereunder by 600,000 shares.

           FOR n                  AGAINST n                 ABSTAIN n

2.  Election of Directors
    n FOR all nominees listed below (except as marked to the contrary below) n WITHHOLD AUTHORITY to vote for any individual nominee listed below.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.) Bernard Fife, Nathaniel L. Sills, John L. Kelsey, Robert J. Swartz, William H. Turner, Lawrence I. Sills, Arthur D. Davis, Marilyn F. Cragin, Arthur S. Sills, Robert M. Gerrity and Andrew M. Massimilla

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                      PLEASE DATE AND SIGN ON REVERSE SIDE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND THE NOMINEES ON THE REVERSE SIDE.


                                     DATE: ........................ 1997


                                     ...................................
                                     SIGNATURE

                                     ...................................
                                     SIGNATURE IF HELD JOINTLY


                                     PLEASE SIGN EXACTLY AS NAME APPEARS
                                     HEREON. WHEN SHARES  ARE HELD BY JOINT
                                     TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS
                                     ATTORNEY, AS EXECUTOR, ADMINISTRATOR,
                                     TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE
                                     AS SUCH. IF A CORPORATION, PLEASE SIGN IN
                                     FULL CORPORATE NAME BY PRESIDENT OR OTHER
                                     AUTHORIZED OFFICER. IF A PARTNERSHIP,
                                     PLEASE SIGN IN PARTNERSHIP NAME BY
                                     AUTHORIZED PERSON.


     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                              ENCLOSED ENVELOPE